Exhibit 10.1

AMENDMENT NO. 1 TO PATENT LICENSE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Patent License Agreement (as defined below) is made and entered into as of April 12, 2021, by and among Silo Pharma Inc., a Delaware corporation, Silo Pharma, Inc., a Florida corporation, and their Affiliates/Subsidiaries, (the “Licensor”), on the one hand and AIkido Pharma Inc., a Delaware corporation (the “Licensee”) on the other hand (collectively, the “Parties,” or each, individually, a “Party”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Patent License Agreement.

WHEREAS, the Parties entered into that certain Patent License Agreement, dated as of January 5, 2021, in the form attached hereto as Exhibit A (the “License Agreement”); and

WHEREAS, the parties now desire to amend the License Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the License Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.          Amendments to License Agreement. The parties hereby agree that the License Agreement is hereby amended as follows:

Section 5.1(a) of the License Agreement is hereby amended and restated in its entirety as follows:

5.1       License Fees.

(a)       On January 5, 2021, Licensee shall issue and deliver to Licensor 500 shares of the Licensee’s Series M Convertible Preferred Stock, which the Parties have agreed shall be converted into an aggregate of 625,000 restricted shares of the Licensee’s common stock, par value $0.0001 per share, effective as of January 5, 2021. The 625,000 shares of common stock issued to Licensor shall be validly issued, fully paid and non-accessible.

2.          Miscellaneous.

a)          Except as modified by this Amendment, all terms and conditions of the License Agreement shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references in the License Agreement to the “Agreement” shall be deemed to refer to the License Agreement, as amended by this Amendment.

b)         This Amendment shall be binding upon and inure to the benefit of all the Parties and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall be deemed to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

c)          In case any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Amendment will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

d)         Each of the Parties hereto shall execute and deliver, at the reasonable request of the other Party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other Party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Amendment.

e)         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. An executed facsimile or electronic .pdf counterpart of this Amendment shall be deemed to be an original for all purposes.

f)          This Amendment shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws provisions. Any right to trial by jury for any claim, action, proceeding or litigation arising out of this Amendment or any of the matters contemplated in this Amendment is waived by the Parties. The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in the State and County of New York, for any dispute related to this Amendment or any of the matters contemplated hereby, consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law, and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

AIKIDO PHARMA INC., a Delaware corporation

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer

SILO PHARMA, INC.

By:	/s/ Eric Weisblum
Name: Eric Weisblum
Title: Chief Executive Officer